                                                                    EXHIBIT 10.4

                         SECURITIES PURCHASE AGREEMENT

                                    between

                           CYPRESS BIOSCIENCE, INC.,
                                (the "Company")

                                      and

                         FRESENIUS AKTIENGESELLSCHAFT,
                                  ("Investor")


                              Dated March 26, 1999
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                               Table Of Contents
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ARTICLE 1  Definitions.

     1.1   Defined Terms.......................................................    1
     1.2   Additional Defined Terms............................................    3

ARTICLE 2  BASIC TERMS OF PURCHASE AND SALE.

     2.1   Purchase and Sale of Common Stock...................................    4
     2.2   Issuance of Warrant.................................................    4
     2.3   Closing Dates.......................................................    4
     2.4   Payment and Delivery................................................    4

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     3.1   Organization and Standing...........................................    5
     3.2   Capitalization......................................................    5
     3.3   Corporate Records...................................................    6
     3.4   Authorization.......................................................    6
     3.5   Valid Issuance of the Common Stock..................................    6
     3.6   Public Reports; Financial Statements................................    6
     3.7   Governmental and Third Party Consents...............................    7
     3.8   Compliance with Other Instruments...................................    7
     3.9   Litigation..........................................................    7
     3.10  Material Contracts..................................................    8
     3.11  Title to Property and Assets........................................    8
     3.12  Taxes...............................................................    8
     3.13  Patents, Trademarks, etc............................................    8
     3.14  Misleading Statements...............................................    8
     3.15  Employee Compensation Plans.........................................    9
     3.16  Registration Rights.................................................    9
     3.17  Affiliate Transactions..............................................    9
     3.18  Stockholder Agreements..............................................    9
     3.19  Brokers or Finders..................................................    9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF INVESTOR.

     4.1   Authorization.......................................................    9
     4.2   Purchase Entirely for Own Account...................................   10
     4.3   Disclosure of Information...........................................   10
     4.4   Experience..........................................................   10
     4.5   Restricted Securities...............................................   10
     4.6   Further Limitations on Disposition..................................   10
     4.7   Legends.............................................................   10
     4.8   Brokers or Finders..................................................   11
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     4.9   Residence...........................................................   11

ARTICLE 5  CONDITIONS OF INVESTOR'S OBLIGATIONS AT FIRST CLOSING.

     5.1   Representations and Warranties True at the First Closing............   11
     5.2   Performance.........................................................   11
     5.3   Compliance Certificates.............................................   11
     5.4   Proceedings and Documents...........................................   11
     5.5   Blue Sky............................................................   11
     5.6   Legal Matters.......................................................   11

ARTICLE 6  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT FIRST CLOSING.

     6.1   Representations and Warranties True at the First Closing............   12
     6.3   Legal Matters.......................................................   12
     6.4   Proceedings and Documents...........................................   12
     6.5   Registration Agreement..............................................   12
     6.6   Blue Sky............................................................   12

ARTICLE 7  AFFIRMATIVE COVENANTS OF THE COMPANY.

     7.1   Financial Information...............................................   12
     7.2   Taxes, Liens, Etc...................................................   12

ARTICLE 8  INDEMNIFICATION.

     8.1   Obligations of the Company..........................................   13
     8.2   Obligations of Investor.............................................   13
     8.3   Notice of Claim.....................................................   13
     8.4   Direct Claims.......................................................   13
     8.5   Third Party Claims..................................................   14
     8.6   Settlement of Third Party Claims....................................   14
     8.7   Cooperation.........................................................   15
     8.8   Survival............................................................   15

ARTICLE 9  ARBITRATION.

     9.1   Arbitration.........................................................   15

ARTICLE 10  MISCELLANEOUS PROVISIONS.

     10.1   Further Assurances..................................................   16
     10.2   Rights Cumulative...................................................   16
     10.3   Number and Gender...................................................   16
     10.4   Notices.............................................................   16
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     10.5   Captions............................................................   18
     10.6   Severability........................................................   18
     10.7   Attorney's Fees.....................................................   18
     10.8   Counterparts........................................................   18
     10.9   Entire Agreement....................................................   18
     10.10  Amendment...........................................................   18
     10.11  Delays or Omissions.................................................   18
     10.12  Waiver and Extenstion of Time.......................................   18
     10.13  Governing Law.......................................................   19
     10.14  Successors and Assigns..............................................   19
     10.15  Survival............................................................   19
     10.16  Annexes and Schedules...............................................   19
     10.17  Legal Expenses......................................................   19
     10.18  Official Language...................................................   19
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

                         SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 26, 1999, by and between CYPRESS BIOSCIENCE, INC., a Delaware corporation (the "Company"), and FRESENIUS AKTIENGESELLSCHAFT, a German corporation ("Investor").

                                R E C I T A L S

     Whereas, the Company is authorized to issue up to 60,000,000 shares of common stock at a par value of $0.02 per share (the "Common Stock"); and

     Whereas, the Company desires to sell an aggregate of 297,530 shares of its authorized but unissued shares of Common Stock to Investor at the Average Closing Price (the "Initial Common Stock"), pursuant to the terms of this Agreement;

     Whereas, the Company desires to issue a warrant for the purchase of up to shares of Common Stock at a price of $7.50 per share for a period of 3 years following issuance of the warrant, on terms and conditions as more particularly described in the Warrant (as defined below);

     Whereas, Investor desires to purchase the Initial Common Stock and to obtain the Warrant as aforesaid; and

     Whereas, Investor may purchase additional shares of Common Stock as set forth in the License and Distribution Agreement.


                                     TERMS

     Now, Therefore, in consideration of the above recitals and promises made in this Agreement, the parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 Defined Terms. Unless the context shall otherwise require, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in this Section 1:

     "Additional Closings" mean the consummation of the purchases and sales of Common Stock which are triggered by the achievement of certain milestones, as set forth in the License and Distribution Agreement.

     "Additional Closing Dates" have the meaning set forth in Section 2.3 hereof.

     "Agreement" means this Securities Purchase Agreement by and between Investor and the Company, as amended or supplemented from time to time.

     "Average Closing Price" means, as to the Common Stock, the average of the closing sales prices as reported by the National Association of Securities Dealers, Inc. electronic interdealer quotation system ("Nasdaq") on the Nasdaq SmallCap Market or the Nasdaq National Market System or on such other domestic securities exchange on which the Common Stock may then be listed, as applicable, or, if on any day the Common Stock is not quoted in the Nasdaq National Market System or the Nasdaq SmallCap Market or listed on any domestic securities exchange, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case for the twenty (20) trading days immediately preceding the day as of which the Investor makes any purchase of Common Stock hereunder. If at the time of any purchase hereunder the Common Stock is not listed on any domestic securities exchange or quoted in the Nasdaq National Market System, the Nasdaq SmallCap Market or the domestic over-the-counter market, the "Average Closing Price" shall be the fair value thereof determined in good faith by the Company's Board of Directors; provided that if Investor in good faith disagrees with such valuation, such fair value shall be determined by an investment banker jointly selected by the Company and the Investor. The determination of such investment banker shall be final and binding on the Company and the Investor, and the fees and expenses of such appraiser shall be shared equally by the Company and the Investor.

     "Change of Control" means any act or event as a result of which any Person or group of Affiliated Persons (other than Investor and its Affiliates) shall acquire either (a) beneficial ownership of more than 50% (by number of votes) of the voting securities of the Company, or (b) all or substantially all of the assets of the Company.

     "Closing Date" has the meaning set forth in Section 2.3 hereof.

     "Common Stock" has the meaning set forth in the Recitals hereof.

     "Company Financial Statements" has the meaning set forth in Section 3.6 hereof.

     "Company Reports" has the meaning set forth in Section 3.6 hereof.

     "Employee Benefit Plans" means the Company's 1996 Equity Incentive Plan, as amended, the Company's Amended and Restated 1988 Non-Qualified Stock Option Plan, as amended, and any equity incentive plan or similar plan subsequently adopted by the Company under which options or other rights to acquire securities of the Company may be granted to the Company's officers, directors, employees and consultants.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Facility" has the meaning set forth in the Promissory Note.

     "FHI" means Fresenius Hemotechnology, Inc., a Delaware corporation.

     "First Closing" means the consummation of the purchase and sale of the Initial Common Stock and the issuance of the Warrant under this Agreement.

     "Initial Common Stock" has the meaning set forth in Section 2.1 hereof.

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     "Know-how" has the meaning set forth in the License and Distribution
Agreement.

     "License and Distribution Agreement" means the License and Distribution Agreement among FHI, Investor and the Company dated of even date herewith.

     "Lien" has the meaning set forth in the Promissory Note.

     "Losses" has the meaning set forth in the Asset Purchase Agreement.

     "Material Contract" means any document filed as a material contract with the SEC as an exhibit to the Company's periodic reports filed with the SEC pursuant to the Exchange Act.

     "Patents" has the meaning set forth in the License and Distribution Agreement.

     "Permitted Lien" has the meaning set forth in the Promissory Note.

     "Person" means any individual, partnership, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any governmental or political subdivision or any agency, department or instrumentality thereof.

     "Product" has the meaning set forth in the License and Distribution Agreement.

     "Registration Agreement" means the Registration Agreement dated of even date herewith, in the form attached hereto as Annex 2.

     "SEC" means the Securities and Exchange Commission or any successor entity.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" has the meaning set forth in the Promissory Note.

     "Trademarks" has the meaning set forth in the License and Distribution Agreement.

     "Transaction Documents" means the License and Distribution Agreement, the Registration Agreement, the Warrant, the Promissory Note from the Company to the Investor dated of even date herewith, the Security Agreement between the Company and Investor dated of even date herewith, the Leasehold Deed of Trust by the Company for the benefit of Investor dated of even date herewith, and the Master Agreement among the Company, Investor and FHI dated of even date herewith.

     "Warrant" means the Common Stock Purchase Warrant by the Company in favor of Investor dated of even date herewith, in the form attached hereto as Annex 1.

     "Warrant Stock" means the Common Stock issuable upon exercise of the Warrant.

     1.2 Additional Defined Terms. For the convenience of the parties, in addition to the defined terms set forth in this Article 1, certain other terms are defined throughout this Agreement.

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                                   ARTICLE 2

                        BASIC TERMS OF PURCHASE AND SALE

     2.1 Purchase and Sale of Common Stock. Upon the terms and conditions contained herein, Investor agrees to purchase from the Company, at the First Closing, and the Company agrees to sell and issue to the Investor at the First Closing, at the Average Closing Price per share, 297,530 shares of Common Stock (the "Initial Common Stock"). Upon the terms and conditions contained herein and in the License and Distribution Agreement, Investor agrees to purchase from the Company, at Additional Closings, and the Company agrees to sell and issue to the Investor at Additional Closings, at the per share specified or determined in accordance with the License and Distribution Agreement, a number of shares of Common Stock to be determined based upon the aggregate purchase price payable pursuant to the License and Distribution Agreement.

     2.2 Issuance of Warrant. Company agrees to issue to Investor, and Investor agrees to purchase, the Warrant at the First Closing at a purchase price of $500,000.

     2.3 Closing Dates. The First Closing shall be held at the San Diego offices of Cooley Godward LLP on March 26, 1999, or at such other time and place as the parties agree. The date on which the First Closing actually occurs is referred to herein as the "Closing Date." Additional Closing shall be held as set forth in the License and Distribution Agreement. The dates on which the Additional Closings actually occur are referred to herein as the "Additional Closing Dates."

     2.4 Payment and Delivery. At the First Closing and at any Additional Closing, the Company shall deliver to Investor a certificate representing the number of shares of Common Stock which Investor is purchasing from the Company at such time, against delivery to the Company by Investor of the purchase price by check payable to the order of Company, by wire transfer of funds to the Company's account, or in another form suitable for the Company. At the First Closing, the Company shall execute and deliver the Warrant to Investor.

     2.5 Standstill Agreement. Commencing on the date of this Agreement and until the earlier to occur of the expiration of two (2) years from such date and a Change of Control of the Company(the "Standstill Period"), neither Investor nor any of the Investor's employees or other agents (each a "Representative" and collectively the "Representatives") will, in any manner, directly or indirectly, except as otherwise expressly contemplated by the Transaction Documents:

     (a) make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of the Company or any securities of any subsidiary or other affiliate of the Company, (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other affiliate of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other affiliate of the Company, or (iv) any "solicitation" of "proxies" (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company;

                                       4
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     (b) form, join or participate in a "group" (as defined in the Exchange Act and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the Company;

     (c) act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company;

     (d) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause "(a)" of this Section 2.5;

     (e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause "(a)", "(b)", "(c)" or "(d)" of this Section 2.5;

     (f) assist, induce or encourage any other person or entity to take any action of the type referred to in clause "(a)", "(b)", "(c)", "(d)" or "(e)" of this Section 2.5;

     (g) enter into any discussions, negotiations, arrangement or agreement with any other person or entity relating to any of the foregoing; or

     (h) request or propose that the Company amend, waive or consider the amendment or waiver of any provision set forth in this Section 2.5.

     The expiration of the Standstill Period will not terminate or otherwise affect any of the other provisions of this Agreement.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Schedule of Exceptions attached to this Agreement as Annex 5 or as separately disclosed by the Company in the Company Reports, the Company hereby represents and warrants to Investor, as follows:

     3.1 Organization and Standing. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and is in good standing in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify as is not reasonably likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries has all requisite corporate power and authority to conduct its business as now conducted and as proposed to be conducted. True and complete copies of the Company's Certificate of Incorporation and Bylaws, as amended and restated to date, are attached hereto as Annexes 3 and 4, respectively. All of the issued capital stock of each corporate Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

     3.2 Capitalization. As of of March 25, 1999, the authorized capital of the Company consists of 60,000,000 shares of Common Stock, $0.02 par value, of which 42,699,218 are issued and outstanding and 15,000,000 shares of preferred stock, $0.02 par value, of which no shares are issued and outstanding. All outstanding shares of Common Stock were

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duly authorized, are fully paid and nonassessable, and were validly issued in accordance with federal and state securities laws.

     Except for options and other rights to acquire Common Stock under the Employee Benefit Plans and options granted outside the Employee Benefit Plans (whether currently outstanding or granted in the future), 3,270,513 currently outstanding warrants to acquire Common Stock (of which 2,683,513 warrants were called for redemption on March 17, 1999) and 139,130 7% convertible debentures, there are no preemptive rights or any outstanding subscriptions, options, calls, warrants, conversion privileges, rights of first refusal or other commitments or rights, of any character whatsoever, presently outstanding or in existence with respect to the purchase or other acquisition of any of the authorized but unissued capital stock of the Company.

     3.3 Corporate Records. The corporate minute books and stock record books of the Company made available to Investor or its counsel are true, correct and complete in all material respects.

     3.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the Warrant and the Registration Agreement and the consummation of the transactions contemplated therein and for the authorization, issuance and delivery of the Common Stock hereunder has been taken. This Agreement, the Warrant and the Registration Agreement, when executed and delivered, shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights. The Company has all requisite legal and corporate power to enter into this Agreement, the Warrant and the Registration Agreement, to issue and sell the Initial Common Stock, the Warrant, and the Warrant Stock hereunder and under the Warrant, and to carry out and perform its obligations under the terms of this Agreement.

     3.5 Valid Issuance of the Common Stock. The Initial Common Stock to be purchased by Investor hereunder will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances (except for the restrictions on transfer provided in this Agreement with respect to federal and state securities laws or liens or encumbrances created by the holder thereof). Based in part upon the representations of Investor in Section 4 of this Agreement, the Common Stock and the Warrant Stock, when issued and delivered in accordance with this Agreement or the Warrant, respectively, will be issued in compliance with federal and all applicable state securities laws. Upon exercise of the Warrant and payment of the exercise price, the Warrant Stock to be purchased by Investor under the Warrant will, upon issuance pursuant to the terms of the Warrant, be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances (except for the restrictions on transfer provided in this Agreement with respect to federal and state securities laws or liens or encumbrances created by the holder thereof).

     3.6 Public Reports; Financial Statements. Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has delivered to Investor (i) each registration statement (other than a registration statement on Form S-8), under the Securities Act and proxy statement under the Exchange Act prepared by it from January 1, 1998 to the date hereof; (ii) the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (iii) any reports on Form 8-K under the Exchange Act prepared by it for the period from January 1, 1999 to the date hereof, each in the form filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules; all of which together are referred to the as the "Company Financial Statements") fairly presents the consolidated financial position of Company and its subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference in the Company Financial Statements fairly presents the results of operations, retained earnings and cash flows, as the case may be, of Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. The Company has also made available to Investor the ability to ask questions and receive answers concerning the terms and conditions of this Agreement and the opportunity to obtain any additional information which the Company possesses or is able to acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information listed in this Section 3.6 and provided to Investor.

     3.7 Governmental and Third Party Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with or from any federal or state governmental agency or authority or any other person or entity required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained except that any notices of sales of securities required to be filed with the SEC pursuant to Regulation D or the securities laws of any state pursuant to any applicable blue sky laws may be filed within the applicable periods of such filings.

     3.8 Compliance with Other Instruments. The Company is not in violation of any provision of its Certificate of Incorporation or Bylaws, and is not in violation of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order, and is not in violation of any statute, rule or regulation applicable to the Company, except as would not have a material adverse effect on the Company, either individually or in the aggregate. The execution, delivery and performance of and compliance with this Agreement, and the sale of the Common Stock and the Warrant pursuant to the terms hereof, will not result in a violation of or be in conflict with or constitute a default under any such provision, or result in the creation of any Lien or other encumbrance upon any of the properties or assets of the Company pursuant to any such provision, except for Permitted Liens.

     3.9 Litigation. There is no action, suit, proceeding or governmental investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or any of their respective assets which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the ability of Company to comply with its obligations hereunder. There is no action, suit, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened against Company which alleges that Company's development, manufacture and sale of the Product have violated or would violate any intellectual property rights of any other person, and the Company has not received any written communication alleging that the Company has violated, and has no knowledge that the Company has violated, the intellectual property rights of any person.

     3.10 Material Contracts. The Company has in all respects performed all material obligations required to be performed by it to date under all of its Material Contracts, except where failure would not have a material adverse effect and, to the best of its knowledge, no party to any such contract is in default.

     3.11 Title to Property and Assets. Company has a valid leasehold interest in the Facility, and good and marketable title in fee simple to, or a valid leasehold interest in, all other real property owned or occupied by it and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien other than Permitted Liens. Each lease of real property under which Company is lessee is classified as an operating lease under GAAP.

     3.12 Taxes. The Company has timely filed, or caused to be timely filed, all federal, state and local tax returns for income taxes, franchise taxes, sales taxes, withholding taxes, property taxes and, to the Company's knowledge, all other taxes of every kind whatsoever required by law to be filed, and all such tax returns are complete and accurate and in accordance with all legal requirements applicable thereto. The tax returns of the Company have never been audited by appropriate governmental authorities and the Company does not know of any additional tax liabilities, deficiencies or proposed adjustments for any period for which any such returns have been filed.

     3.13 Patents, Trademarks, etc. Company has title to and ownership of or is a licensee with respect to, in each case free and clear of encumbrances other than encumbrances contained in the license agreements appointing the Company as such licensee, the Patents, Trademarks and Know-How licensed by the Company to FHI under the License and Distribution Agreement, and, to the best of the Company's knowledge, the manufacture, sale and distribution of the Product, as conducted to date by Company, utilizing the Patents, Trademarks and Know-How does not infringe any intellectual property rights of any person. The intellectual property rights covered by the Patents, Trademarks and Know-How are sufficient for the production, as conducted to date by Company, of the Product as constituted on the date hereof, and the Company has sufficient rights to the Patents, Trademarks and Know-How necessary for use in connection with production of the Product, as conducted to date by Company, the absence of which would have a material adverse effect on the ability of Company to perform its obligations and grant the licenses under the License and Distribution Agreement or the transactions contemplated hereby and thereby.

     3.14 Misleading Statements. No representation, warranty or statement by the Company in this Agreement nor in any written statement or certificate furnished or to be furnished to any Investor pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There is, to the best of the Company's knowledge, no fact which materially and adversely affects the business, prospects, condition, affairs or operations of the Company or any of its properties or assets which has not been disclosed to Investor in this Agreement or the Schedules hereto.

     3.15 Employee Compensation Plans. Company and each of its subsidiaries is in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and has materially performed all its obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. Neither Company nor any of its subsidiaries maintains or contributes to, nor has maintained or contributed to, any plan subject to Title IV of ERISA

     3.16 Registration Rights. Except as set forth in the Registration Agreement, the Company is not under any obligation to "register" any of its presently outstanding securities or any of its securities which may hereafter be issued. For the purposes of this Agreement, the term "register" refers to a registration effected by filing a registration statement in compliance with the Securities Act, or the securities laws of any state.

     3.17 Affiliate Transactions. No beneficial owner of 10% or more of the outstanding common stock of the Company, and no officer or director of the Company or of any of its subsidiaries, or any entity in which any of such persons owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in over-the-counter market and less than 10% of the stock of which is beneficially owned by all of such persons), has any material agreement, arrangement or understanding with the Company or any of its subsidiaries or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Company or any of its subsidiaries.

     3.18 Stockholder Agreements. Except as required by this Agreement, there are no agreements or arrangements between the Company and any of the Company's stockholders, or to the Company's knowledge, between or among any of the Company's stockholders, which grant special rights with respect to any shares of the Company's capital stock or which affect any stockholder's ability or right freely to alienate or vote such shares.

     3.19 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Investor hereby represents and warrants to the Company as follows:

     4.1 Authorization. All corporate action on the part of Investor, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Registration Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by Investor, this Agreement and the Registration Agreement will constitute the valid and legally binding obligation of Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights. Investor has all requisite legal and corporate power to enter into this Agreement and the Registration Agreement and to carry out and perform its obligations under the terms of this Agreement.

     4.2 Purchase Entirely for Own Account. Investor is acquiring Common Stock and the Warrant, and will acquire the Warrant Stock, for its own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the Securities Act. Nothing in this Section 4.2 shall limit Investor's rights under the Registration Agreement.

     4.3 Disclosure of Information. Investor has received and reviewed the Company Reports and the Company's business plan and is familiar with the operations and prospects of the Company. In addition (but without limiting the effect of the Company's representations and warranties contained in this Agreement), Investor has received all additional information it considers necessary or appropriate for deciding whether to purchase Common Stock and the Warrant hereunder. Investor has been provided, to its satisfaction, the opportunity to ask questions concerning the business, plans, operations, management and financial condition of the Company and to obtain any additional information necessary to verify the accuracy of the information given to it.

     4.4 Experience. Investor is experienced in evaluating and investing in companies such as the Company. Investor has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price. Investor represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

     4.5 Restricted Securities. Investor understands that the Common Stock and the Warrant being purchased hereunder are, and the Warrant Stock will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company pursuant to an exemption from registration contained in the Securities Act in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Investor represents that it is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Common Stock, the Warrant or the Warrant Stock except in each case in compliance with applicable state securities laws and any applicable contractual limitations or restrictions and in compliance with the restrictions set forth in Section 3.9 of the Registration Agreement.

     4.7 Legends. It is understood that each certificate evidencing Common Stock purchased by Investor hereunder and the Warrant Stock (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear, in addition to any other legends which may be required by this Agreement or applicable state securities laws, the legend set forth in Section 3.9(a) of the Registration Agreement.

     4.8 Brokers or Finders. Investor has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.9 Residence. The office or offices of Investor in which the investment decision was made is located at the address or addresses of Investor set forth in Section 10.4.

                                   ARTICLE 5

             CONDITIONS OF INVESTOR'S OBLIGATIONS AT FIRST CLOSING

     The obligations of Investor under Article 2 of this Agreement are subject to the fulfillment at or before the First Closing of each of the following conditions:

     5.1 Representations and Warranties True at the First Closing. The representations and warranties of the Company contained in Article 3 hereof shall be true when made and shall be true in all material respects on and as of the Closing Date with the same effect as though such representations had been made on and as of the Closing Date.

     5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed and complied with by it on or before the Closing Date, and, without limiting the generality of the foregoing, shall have obtained all consents, approvals, authorizations, registrations and qualifications referred to in Section 2.7 on or before the Closing Date if required by applicable law.

     5.3 Compliance Certificates. There shall have been delivered to Investor or its counsel a certificate, dated the Closing Date, signed by the Company's President, certifying that the conditions specified in Sections 5.1 and 5.2 have been performed and complied with in all respects and including a certified copy of resolutions of the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement, the Registration Agreement and the Warrant.

     5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor or its counsel, and contemporaneously with this Agreement, Fresenius, FHI and Company shall have entered into the Registration Agreement, the Warrant and the other Transaction Documents.

     5.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Common Stock.

     5.6 Legal Matters. On the Closing Date, the sale and issuance of the Common Stock shall be legally permitted by all laws and regulations to which Investor and the Company are subject.

                                   ARTICLE 6

            CONDITIONS OF THE COMPANY'S OBLIGATIONS AT FIRST CLOSING

     The obligations of the Company under Article 2 of this Agreement are subject to the fulfillment at or before the First Closing of each of the following conditions:

     6.1 Representations and Warranties True at the First Closing. The representations and warranties of Investor contained in Article 4 hereof shall be true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same effect as though said representations and warranties had been made on and as of the Closing Date.

     6.2 Performance of Obligations. Investor shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Investor on or before the Closing Date.

     6.3 Legal Matters. On the Closing Date, the sale and issuance of the Common Stock shall be legally permitted by all laws and regulations to which Investor and the Company are subject.

     6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company or its counsel, and contemporaneously with this Agreement, Investor, FHI and Company shall have entered into the Registration Agreement, the Warrant and the other Transaction Documents.

     6.5 Registration Agreement. Investor and the Company shall have entered into the Registration Agreement and the other Transaction Documents.

     6.6 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Common Stock.

                                   ARTICLE 7

                      AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     7.1 Financial Information. The Company shall promptly provide to Investor copies of all periodic and annual reports filed by the Company with the SEC.

     7.2 Taxes, Liens, Etc. The Company will and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims for sums that have become due and payable and that by law have or may become a Lien on any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, except where the amount or validity thereof is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP shall have been made therefor.

                                   ARTICLE 8

                                INDEMNIFICATION

     8.1 Obligations of the Company. The Company agrees to indemnify and hold harmless Investor, its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses (including, without limitation, attorneys' fees, settlement costs, arbitration costs and any reasonable legal and other expenses for investigating or defending any action or threatened action) asserted against or incurred by any of them, arising out of or in connection with or resulting from:

     (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Company in or pursuant to this Agreement; and

     (b) any other matter as to which the Company in other provisions of this Agreement has expressly agreed to indemnify Investor or any Affiliate.

     8.2 Obligations of Investor. Investor agrees to indemnify and hold harmless the Company, its directors, officers, employees, affiliates, agents and assigns from and against any and all Losses asserted against or incurred by them, arising out of or in connection with or resulting from:

     (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Investor in or pursuant to this Agreement; and

     (b) any other matter as to which Investor in other provisions of this Agreement has expressly agreed to indemnify the Company.

     8.3 Notice of Claim. In the event that a party entitled to indemnification hereunder (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which the other party (the "Indemnifying Party") has agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person ("Third Party") against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim") and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. The failure promptly to give such notice or the failure of such notice to identify the Claim with sufficient particularity shall not relieve the Indemnifying Party of any of its indemnification obligations contained herein if the Indemnified Party has actually given written notice to the Indemnifying Party and has otherwise complied with the provisions of this Article 8, except where, and solely to the extent that, such failure actually prejudices the rights of such Indemnifying Party.

     8.4 Direct Claims. With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall promptly make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information available to the Indemnified Party as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of 30 days (or any mutually agreed upon extension thereof) following such notice to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be subject to arbitration as provided in Section 9.2.

     8.5 Third Party Claims. With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense and with counsel of its choice satisfactory to the Indemnified Party, acting reasonably, to defend and, upon written request from the Indemnified Party, shall defend the Claim (including the negotiation and settlement thereof). If the Indemnifying Party elects or is required to assume such defense, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain separate counsel to act on its behalf, provided that the fees and disbursements of such separate counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential conflicting interests between them (such as the availability of different defenses). If the Indemnifying Party, having assumed such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume control of such defense and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Third Party with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference, without interest, to the Indemnifying Party.

     8.6 Settlement of Third Party Claims. If the Indemnifying Party does not elect to assume control of the defense of any Third Party Claim or, after request by the Indemnified Party, fails to do so, the Indemnified Party shall have (but shall not otherwise have) the exclusive right to contest, settle or pay the amount claimed and any Losses incurred by the Indemnified Party in connection with such contest, settlement or payment shall be conclusive as to the existence and amount of any liability of the Indemnifying Party to the Indemnified Party hereunder. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that (a) no Indemnified Party shall be obligated to consent to any compromise or settlement that does not provide for a complete release of the Claim against the Indemnified Party, and (b) the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason other than the failure of such settlement to conform to the requirements of the preceding clause (a).

     8.7 Cooperation. The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all correspondence, demands, pleadings and other relevant documentation promptly as it becomes available). The Indemnified Party and the Indemnifying Party shall each use all reasonable efforts to mitigate Losses arising out of any Claim for which indemnity is sought hereunder.

     8.8 Survival. This Article 8 shall survive any termination or expiration of this Agreement. In addition, any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article 8 until such matter is finally terminated or otherwise resolved by the parties under this Agreement and any amounts payable hereunder are finally determined and paid.

                                   ARTICLE 9

                                  ARBITRATION

     9.1 Arbitration. Except as provided in Section 8.4, a party asserting the existence of any dispute or controversy arising out of or in connection with this Agreement (a "Dispute"), including, without limitation, any Dispute relating to the existence, materiality or cure of a claimed material breach, shall notify the other parties to this Agreement in writing of the existence and subject matter of the Dispute and shall escalate the Dispute to the respective Chief Executive Officers of the parties if resolution is not made within the first fifteen days. For a thirtyday period following such notification, the parties shall meet and negotiate in good faith to attempt to resolve the Dispute. If a Dispute described in this Section 9.1 is not resolved within the 30 day period or if a Claim is deemed subject to arbitration pursuant to Section 8.4, the Dispute or Claim shall be referred to and finally resolved by arbitration under the rules of the American Arbitration Association, and except for proceedings commenced to enforce an arbitration award, each party hereby irrevocably waives its right to commence any proceeding in any court with respect to any matter arising under this Agreement. The tribunal shall consist of a sole arbitrator appointed jointly by the parties. In the case of the parties failing to choose a sole arbitrator, the tribunal shall consist of three arbitrators, two of whom shall be appointed by the respective parties and the third arbitrator shall be appointed jointly by the first two. The place of arbitration shall be New York, New York or such other location as the parties shall agree. The language of the arbitration shall be English. No arbitrator shall be an Affiliate, employee, officer or director of either party or of their respective Affiliates, nor shall any Arbitrator have any interest that would be affected in any material respect by the outcome of the Dispute or Claim. The decision of the sole arbitrator or of a majority of the arbitrators, where applicable, shall be final and binding on the parties and their respective successors and assigns. The decision shall not be subject to appeal or judicial review except in circumstances of fraud. The prevailing party in any such arbitration shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs and arbitrator's fees which that party may incur as a result. Judgment upon the award granted by the arbitrator(s) may be entered in any court having jurisdiction over the relevant party or its assets.

                                  ARTICLE 10

                            MISCELLANEOUS PROVISIONS

     10.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     10.2 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

     10.3 Number and Gender. All words and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require or as otherwise appropriate in view of their context.

     10.4 Notices. Any notice or other documents required or permitted to be given under this Agreement shall be in writing and shall be delivered, mailed by prepaid registered mail, return receipt requested, or sent by telecopy addressed to the party to whom it is to be given at the address shown below or at such other address or addresses as the party to whom such writing or document is to be given shall have last notified the other party in accordance with the provisions of this Section:

          If to the Company, to it at:

          Cypress Bioscience, Inc
          4350 Executive Drive, Suite 325
          San Diego, CA  92121
          Attn: President
          Telecopy No.: (619) 452-1222

          With a copy to:
          Cooley Godward LLP
          4365 Executive Drive
          Suite 1100
          San Diego, CA  92121-2128
          Attn: Barbara Borden, Esq.
          Telecopy No.: (619) 453-3555

          If to Fresenius AG, to it at:

          Fresenius Aktiengesellschaft
          Attn: Adsorber Technology Division
          Mr. Stefan Schulze
          Frankfurter Str. 6-8
          D-66606 St. Wendel
          Germany
          Telecopy No.: 011-49-6851-807444

          With copies to:

          Fresenius Aktiengesellschaft
          Law Department
          Attn: Roland Kirsten

          If by mail:      61346 Bad Homburg v.d.H.
                           Germany

          If by delivery:  Else-Kroner Strasse 1
                           61352 Bad Homburg
                           Germany
          Telecopy No.: 011-49-6172-608-2251

          and to:

          O'Melveny & Myers LLP
          Citicorp Center
          153 East 53rd Street
          New York, New York  10022-4611
          Attn: Ulrich Wagner, Esq.
          Telecopy No.: (212) 326-2061

      (a)  Any such notice or other document shall:

           (i) if delivered in person, be deemed to have been received at the place of receipt on the date of delivery, provided that if such date is a day other than a business day in the place of receipt, such notice or document shall be deemed to have been given and received at the place of receipt on the first business day thereafter in the place of receipt;

           (ii) if transmitted by telecopy, be deemed to have been received at the place of receipt on the next business day in the place of receipt, following the day of sending; and

           (iii) if mailed, be deemed to have been received at the place of receipt on the date which is 5 business days after the date of mailing.

     10.5 Captions. Captions are provided herein for convenience only and they are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

     10.6 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

     10.7 Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such action, in addition to any other relief to which such party shall be entitled.

     10.8 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed as an original; when executed, separately or together, all of such counterparts shall constitute a single original instrument, effective in the same manner as if all parties hereto had executed one and the same instrument.

     10.9 Entire Agreement. This agreement (together with its Annexes and other documents referred to herein) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto with regard to the subject matter hereof and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior oral and written correspondence, conversations, negotiations, agreements and understandings relating to the same subject matter.

     10.10 Amendment. This Agreement may be amended upon the written consent of the Company and Investor.

     10.11 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Investor upon any breach or default under this Agreement, shall impair any such right, power or remedy of Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Investor shall be cumulative and not alternative.

     10.12 Waiver and Extension of Time. Any party hereto may by a writing signed by an authorized representative of such party: (i) extend the time for the performance of any of the obligations of another party; (ii) waive any inaccuracies in representations and warranties made by another party contained in this agreement or in any documents delivered pursuant hereto; (iii) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

     10.13 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York, without reference to provisions concerning conflicts of laws.

     10.14 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     10.15 Survival. The respective representations and warranties given by the Company and Investor, as contained herein and in any certificates to be delivered at the First Closing, shall survive the Closing Date and shall expire 12 months from the Closing Date, without regard to any investigation made by any party. The respective representations and warranties given by the Company and Investor, as contained herein and in any certificates to be delivered at any Additional Closing, shall survive the applicable Additional Closing Date and shall expire 12 months from such Additional Closing Date, without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereof or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Agreement given as of the date of such certificate or instrument.

     10.16 Annexes and Schedules. All Annexes and Schedules to this Agreement are incorporated herein by this reference as if fully set forth herein.

     10.17  Legal Expenses.  Except as otherwise provided in this Section 17 and
Section 7, the Company and Investor shall each pay their own expenses incident to the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants, counsel and other representatives.

     10.18 Official Language. The parties understand and agree that this document has been prepared only in the English language and that the English language is the official language of this Agreement. No party to this Agreement will assert or allege that it did not understand each and every term of this Agreement.

          In Witness Whereof, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

                                       THE COMPANY:

                                       CYPRESS BIOSCIENCE, INC.,
                                       a Delaware corporation


                                       By: /s/ Jay Kranzler
                                          ------------------------------
                                       Its: Chief Executive Officer
                                           -----------------------------


                                       INVESTOR:

                                       FRESENIUS AKTIENGESELLSCHAFT
                                       a German corporation

                                       By: /s/ Stefan Schulze
                                          ------------------------------

                                       Its: Executive Vice President
                                           -----------------------------

                                    ANNEX 1
                                Form of Warrant



                                   Annex 1-1

                                    ANNEX 2
                         Form of Registration Agreement




                                   Annex 2-1

                                    ANNEX 3
                          Certificate of Incorporation



                                   Annex 3-1

                                    ANNEX 4
                                     Bylaws



                                   Annex 4-1
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                                    ANNEX 5
                             Schedule of Exceptions


                                   Annex 5-1